SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                         _______________________

                                 FORM 8-A

           FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR (g) OF THE
                   SECURITIES EXCHANGE ACT OF 1934


                                LCNB CORP.
       (Exact name of registrant as specified in its charter)


Ohio                                   31-1626393
(State of incorporation or   (I.R.S. Employer Identification No.)
organization)

P.O. Box 59, Lebanon, Ohio                             45036
(Address of principal executive offices)             (Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. __

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. X

Securities to be registered pursuant to Section 12(b) of the Act:
None

Securities Act registration statement file number to which this form relates: 333-70913

Securities to be registered pursuant to Section 12(g) of the Act:

                  Common Stock, without par value
                          (Title of Class)

Information Required in Registration Statement

Item 1.  Description of Registrant's Securities to be Registered.

The information set forth under "Description of Lebanon Citizens Common Stock and LCNB Corp. Common Stock" in the Registration Statement on Form S-4, as amended, originally filed by the registrant with the Securities and Exchange Commission on January 21, 1999, File No. 333-70913 (the "S-4 Registration Statement") is incorporated herein by reference pursuant to Rule 12b-32.

Item 2.  Exhibits.

1.1 A copy of the S-4 Registration Statement is incorporated herein by reference pursuant to Rule 12b-32.

4.1 A copy of the registrant's Articles of Incorporation, which defines certain rights of holders of the registrant's Common
Stock, filed as Exhibit 3.1 to the S-4 Registration Statement, is incorporated herein by reference pursuant to Rule 12b-32.

4.2 A copy of the registrant's Regulations, which defines certain rights of holders of the registrant's Common Stock, filed as
Exhibit 3.2 to the S-4 Registration Statement, is incorporated herein by reference pursuant to Rule 12b-32.

Signature

Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                LCNB CORP.


Date: May 18, 1999            By:/s/ Stephen P. Wilson
                                 Stephen P. Wilson
                                 President